UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 28, 2012

Landmark Apartment Trust of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Dickens Road, Suite 101 Richmond, Virginia		23230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 237-1335

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Background

As previously reported in our Current Report on Form 8-K filed on August 8, 2012 (the “August 8, 2012 Form 8-K”), Landmark Apartment Trust of America, Inc. (f/k/a Apartment Trust of America, Inc.) (the “Company”) and Landmark Apartment Trust of America Holdings, LP (f/k/a Apartment Trust of America Holdings, LP), the Company’s operating partnership (the “Operating Partnership” and, together with the Company, the “LATA Parties”), entered into a master contribution and recapitalization agreement and a series of separate interest contribution agreements (the “Contribution Agreements”) to acquire a total of 21 multifamily apartment communities and one parcel of submerged land (the “Contributed Properties”), containing an aggregate of 6,079 units, in exchange for aggregate consideration valued at approximately $480.9 million (subject to customary prorations), including approximately $185.2 million (subject to adjustment based on prorations and principal amortization) in common units of limited partnership interest in the Operating Partnership (“Common Units”) valued at $8.15 per unit and approximately $14.0 million in cash, as well as the assumption by the LATA Parties of approximately $281.7 million of in-place mortgage indebtedness encumbering the Contributed Properties (based on principal amounts outstanding as of June 30, 2012). The acquisition of one of the Contributed Properties, known as Andros Isles Apartments, is subject to certain earnout provisions, whereby the Company is obligated to pay up to $4.0 million of additional consideration contingent upon satisfaction of certain net operating income levels for such property over a four-year period.

The Contribution Agreements, which were entered into on August 3, 2012, are subject to the satisfaction of various customary closing conditions, including the receipt of lender consents. Eighteen of the Contributed Properties were controlled or managed by Elco Landmark Residential Holdings LLC (“EL”) and/or Elco Landmark Residential Management LLC (“ELRM” and, together with EL, the “EL Companies”), or their affiliates, and three of the Contributed Properties were controlled or managed by DeBartolo Development, LLC and its affiliates (“DeBartolo”).

On August 3, 2012, the Company paid to the Company’s former advisor, ROC REIT Advisors, LLC an acquisition fee of $4.0 million in connection with the contribution of the Contributed Properties. ROC REIT Advisors, LLC is an affiliate of Stanley J. Olander, Jr., the Company’s chief executive officer, and Gustav G. Remppies, the Company’s president.

In connection with the acquisition by the Company of the Contributed Properties, ATA Property Management, LLC, a subsidiary of the Operating Partnership that provides property management services with respect to all of the Company’s properties as well as certain properties owned by third parties, will assume responsibility for managing each Contributed Property upon closing of such Contributed Property. ATA Property Management, LLC entered into a Management Support Services Agreement with ELRM pursuant to which ELRM will provide ATA Property Management, LLC with certain operational support services with respect to each Contributed Property upon closing of such Contributed Property. ELRM will be entitled to receive a fee equal to 3% of the gross receipts of each Contributed Property under the Management Support Services Agreement. ELRM is an affiliate of Joseph G. Lubeck, the Company’s executive chairman. ATA Property Management, LLC can terminate the Management Support Services Agreement with respect to any property on 30 days’ notice without penalty.

Completed Acquisitions

Overlook At Daytona

On August 28, 2012, the Company, pursuant to an Interest Contribution Agreement (the “Overlook Agreement”) by and among the LATA Parties, ELRM and the persons and entities identified as the contributors on Schedule A of the Overlook Agreement, acquired 100% of the interests in Daytona Seabreeze, LLC, a Delaware limited liability company, which owns as its sole asset one of the Contributed Properties (the “Overlook at Daytona Property”), in exchange for consideration valued at approximately $22,500,000 (subject to prorations and adjustments), including 694,983 Common Units valued at $8.15 per unit for an aggregate consideration of approximately $5,664,000, and the assumption of approximately $16,967,000 in mortgage indebtedness. The Overlook at Daytona Property is an apartment community located in Daytona Beach, Florida, comprised of approximately 185,493 rentable square feet and containing 230 units. As of August 28, 2012, the Overlook at Daytona Property was 95.7% occupied.

The mortgage indebtedness assumed is a variable interest rate loan issued by Wells Fargo Bank, N.A. maturing on April 9, 2013 (the “Wells Fargo Loan”). The interest rate on the Wells Fargo Loan is equal to one month LIBOR plus 3.75%; however, in no event will such interest rate be lower than 4.75%.

In evaluating the Overlook at Daytona Property as a potential acquisition and determining the appropriate amount of consideration to be paid, the Company considered a variety of factors, including property condition reports, tenant rent rolls, property location, visibility and access, age of the property, physical condition and curb appeal, review of an independent third-party appraisal, neighboring property uses, local market conditions, including vacancy rates, area demographics, including average household income, neighborhood growth patterns and economic conditions, and the presence of demand generators.

Seabreeze Daytona Marina

On August 28, 2012, the Company, pursuant to an Interest Contribution Agreement (the “Seabreeze Marina Agreement”) by and among the LATA Parties, ELRM and the persons and entities identified as the contributors on Schedule A of the Seabreeze Marina Agreement, acquired 100% of the interests in Seabreeze Daytona Marina, LLC, a Delaware limited liability company, which owns as its sole asset one of the Contributed Properties (the “Seabreeze Marina Property”), in exchange for 257,669 Common Units valued at $8.15 per unit for an aggregate consideration of approximately $2,100,000. The Seabreeze Marina Property consists of a submerged parcel of land in the Halifax River located in close proximity to the Overlook at Daytona Property. Additionally, the Seabreeze Marina Property serves as additional collateral for the Wells Fargo Loan, described above. The Company anticipates that it will construct a marina on the Seabreeze Marina Property in the future.

In evaluating the Seabreeze Marina Property as a potential acquisition and determining the appropriate amount of consideration to be paid, the Company considered a variety of factors, including property location and access, potential for future development as a marina and proximity to the Overlook at Daytona Property.

Bay Breeze Villas

On August 30, 2012, the Company, pursuant to an Interest Contribution Agreement (the “Bay Breeze Agreement”) by and among the LATA Parties and DeBartolo, acquired 100% of the interests in Bay Breeze Sonesta, LLC, a Florida limited liability company, which owns as its sole asset one of the Contributed Properties (the “Bay Breeze Property”), in exchange for consideration valued at approximately $17,700,000, including approximately $5,087,000 in Common Units valued at $8.15 per unit and approximately $3,500,000 in cash, and the remaining approximately $9,375,000 was financed through a new first mortgage loan. The Bay Breeze Property is an apartment community located in Cape Coral - Ft. Myers, Florida, comprised of approximately 217,280 rentable square feet and containing 180 units. As of August 30, 2012, the Bay Breeze Property was 98.3% occupied.

The approximately $9,375,000 of mortgage indebtedness was issued by CW Capital and Fannie Mae, bears interest at a rate of 2.93% and matures on September 1, 2019.

In evaluating the Bay Breeze Property as a potential acquisition and determining the appropriate amount of consideration to be paid, the Company considered a variety of factors, including property condition reports, tenant rent rolls, property location, visibility and access, age of the property, physical condition and curb appeal, review of an independent third-party appraisal, neighboring property uses, local market conditions, including vacancy rates, area demographics, including average household income, neighborhood growth patterns and economic conditions, and the presence of demand generators.

No additional compensation was paid to the Company’s former advisor or any other related party in connection with the acquisitions described above. Except as noted above, the Company currently has no additional plans for any renovations, improvements or development of the properties described herein. The Company believes the acquired properties are adequately insured. The acquisitions of 18 of the remaining 19 apartment communities pursuant to the Contribution Agreements are expected to close not later than the end of the fourth quarter of 2012. The Company anticipates completing the acquisition of the Andros Isles Apartments property in 2013.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Also on August 30, 2012, the Company, pursuant to an Agreement of Purchase and Sale (the “Emerson Park Purchase Agreement”) by and between Landmark at Emerson Park, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Operating Partnership and 2007 GCP, LP, a Delaware limited liability company and an unrelated third party, acquired an apartment community located in Webster, Texas (the “Emerson Park Property”). The Emerson Park Property was completed in 2009, and is comprised of approximately 313,291 rental square feet and contains 354 units. As of August 30, 2012, the Emerson Park Property was 98.0% occupied. In connection with the acquisition of the Emerson Park Property, the Company paid EL a due diligence fee of $185,100. EL is an affiliate of Joseph G. Lubeck, the Company’s executive chairman.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Since it is impracticable to provide the required financial statements for the acquired real properties described in Item 2.01 above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before November 12, 2012, which date is within the period allowed to file such an amendment.

(b)	Pro Forma Financial Information.

See paragraph (a) above.

(c)	Shell Company Transactions

None.

(d)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 4, 2012	Landmark Apartment Trust of America, Inc.

	By:	/s/ B. Mechelle Lafon
	Name:	B. Mechelle Lafon
	Title:	Chief Financial Officer, Treasurer and Secretary

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